Exhibit 10.1.2

                  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
              THE INFORMATION REPRESENTED BY A DAGGER [+] HEREIN.
             THE OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

                                LICENSE AGREEMENT

This Agreement, effective September 27th, 1999 by and between FRANKLIN ELECTRONIC PUBLISHERS, INC., having its primary offices located at One Franklin Plaza, Burlington, New Jersey 08016-4907 ("Licensor") and XIRCOM, INC., having its primary offices located at 2300 Corporate Center Drive, Thousand Oaks, California 91320 ("Licensee").

                                   BACKGROUND

1. Licensor is engaged in, among other things, the business of designing, developing, producing, and marketing electronic organizers and related information products under the REX and REX PRO brand names (the "Business") [+];

2. Licensee desires to purchase, and Licensor desires to sell all of Licensor's right, title and interest in and to the assets, business and properties used in whole or primarily in connection with the Business on the terms and subject to the conditions set forth in that certain Asset Purchase Agreement between the parties of even date herewith ("Asset Purchase Agreement"); and

3. The parties acknowledge that, because certain assets of Licensor [+] (that are specified in Exhibit A hereto and referred to collectively herein as the "Franklin Technology" which is comprised of the "Franklin Software" [+] as further specified in Exhibit A) are intended to


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

      continue to be used by Licensor in its ongoing business after the date of closing under the Asset Purchase Agreement, Licensor shall

                 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
            THE INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE
             OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

retain all of its rights in the Franklin Technology and Licensee shall be licensed hereunder to use the Franklin Technology in connection with [+] ("Products").

                               TERMS OF AGREEMENT

The parties agree as follows:

1. Grant of Rights. In consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement and the receipt by Licensor of the portion of the purchase price as allocated under and paid by Licensee to Licensor pursuant to the Asset Purchase Agreement, Licensor grants to Licensee:

      (a) a perpetual, worldwide, non-transferable, non-exclusive, royalty free, paid-up license to make, have made, use, sell, distribute and copy Franklin Technology in and for the development and production of Products; and

      (b) a perpetual, worldwide, non-transferable, non-exclusive, royalty free, paid up license to make derivative works of the Franklin Software solely for Licensee's use in and for the development and production of Products in accordance with the terms and conditions of this License Agreement; provided, however, that other than for traditional end-user licenses associated with products sold by Licensee which may include or incorporate certain Franklin Technology, Licensee shall not sublicense or assign all or any part of


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

      the Franklin Technology to any third party or release to any third party all or any part of the source code for the Franklin Software or any derivative thereof made by Licensee in accordance with this License Agreement and further provided, that Licensee shall not be entitled to use the Spell Checker or Scan (as such terms are defined in Exhibit A hereto) in any product that is not a PCMCIA format Product. Nothing herein shall prohibit Licensee from having components for Products containing the Franklin Technology made by third parties ("Recipients") solely for assembly or incorporation by Licensee or its representatives into Products. Licensee shall secure such appropriate confidentiality agreements as are necessary from Recipients prior to Licensee's providing Franklin Technology to any such Recipients; provided, however, that Licensee shall provide to Franklin, the identity of each third party.

2. Deliverables. Licensor agrees to deliver to Licensee the confidential technical information and computer programs, including source code for the Franklin Software, as specified in Exhibit A ("Deliverables") within five
      (5) business days of the effective date of this License Agreement. Licensee agrees not to use the Deliverables for any purpose other than for use in the development and production of Products as provided for in recital 3 and paragraph 1 herein.

3. Confidential Information. Licensee acknowledges the value of the Franklin Technology to Licensor in Licensor's ongoing business and therefore agrees
      (a) except as provided in this License Agreement, not to divulge to any third party any confidential information, including, but not limited to, the Deliverables, specifically the source code for the Franklin Software, disclosed to Licensee by Licensor hereunder and (b) to maintain such information in


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

      confidence until such time that such particular information has become widely known to the public without breach of this License Agreement or is described in an issued patent. Without limitation, Licensee hereby consents to the entry of injunctive relief against Licensee in the case of any breach of this paragraph 3, provided however that Licensor will not seek such injunctive relief without having first notified Licensee in writing of the alleged grounds for Licensor's seeking such action, and providing Licensee with such reasonable opportunity to cure as Licensor determines in its sole discretion to be appropriate.

4. Warranty. Licensor warrants that the Franklin Technology will meet the specifications set forth in Exhibit A and will be fit for the purpose intended hereunder, to wit, for use in Products except as noted below in this Section 4. Licensor expressly disclaims any warranties of any nature or form, and Licensee expressly acknowledges that it accepts all Franklin Technology "as is-where is," for any use by Licensee, in any product or application, beyond use for and in the completion of the current iteration of Products in PCMCIA format as per designs, assets and technology sold to Licensee by Licensor under and pursuant to the Asset Purchase Agreement. Licensor's obligation with regard to this warranty shall be limited to repair or replacement of the Franklin Technology, at Licensor's option, as commercially reasonable. Licensor shall not be responsible for any damages or loss in connection with this warranty except as expressly provided herein. EXCEPT AS PROVIDED HEREIN, LICENSOR MAKES NO WARRANTY OF ANY KIND WITH REGARD TO THE FRANKLIN TECHNOLOGY AND EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR ANY IMPLIED WARRANTY OF FITNESS OF PURPOSE FOR ANY PRODUCTS BEYOND THE CURRENT ITERATION OF PRODUCTS IN PCMCIA


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

      FORMAT AS PER DESIGNS, ASSETS AND TECHNOLOGY SOLD TO LICENSEE BY LICENSOR UNDER AND PURSUANT TO THE ASSET PURCHASE AGREEMENT, WHETHER ARISING IN LAW, CUSTOM, CONDUCT OR OTHERWISE. IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES ARISING UNDER THIS LICENSE AGREEMENT, EVEN IF THE LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ANY DAMAGES ATTRIBUTABLE TO LICENSOR EXCEED THE AMOUNT OF PAYMENTS ALLOCATED IN CONNECTION WITH THIS LICENSE AGREEMENT UNDER THE ASSET PURCHASE AGREEMENT.

5. Indemnification. Subject to the limitations and express disclaimers of warranties in Section 4 above regarding use of Franklin Technology by Licensee in the use of Franklin Technology in products or applications beyond the completion of the current iteration of Products in PCMCIA format as per designs, assets and technology sold to Licensee by Licensor under and pursuant to the Asset Purchase Agreement, Licensor shall defend, indemnify, and hold harmless Licensee from and against any claim that the Franklin Technology infringes upon or violates the intellectual property or proprietary rights of any third party; provided, that Licensee (i) notifies Licensor in writing of any claim received by Licensee within five business days of receipt of same, (ii) provides Licensor with sole control of the defense of such claim and all related settlement negotiations, and
      (iii) reasonably assists Licensor as requested in preparation and defense of such claim. In no event shall Licensor's aggregate liability under this paragraph exceed the aggregate amount of payments allocated in connection with this License Agreement under the Asset


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

      Purchase Agreement.

6. Termination. Licensor shall have the right to terminate this License Agreement in the event that Licensee has failed to cure any breach of any material provision of this License Agreement within thirty (30) days following receipt by Licensee of written notice from Licensor. If the breach is of such a nature that reasonably requires more than thirty (30) days to complete cure, Licensee shall be deemed to have cured such breach if Licensee commences to cure such breach within the thirty (30) day notice period and thereafter diligently completes such cure. Upon termination of this License Agreement, Licensee shall immediately cease using the Franklin Technology, shall destroy any inventory or work in process of Products containing the Franklin Technology, and shall return all Deliverables and any copies thereof to Licensor immediately.

7. Proprietary Rights Notices. Licensee shall provide such commercially reasonable notice as Licensor shall direct of any and all applicable proprietary rights of Licensor on all Products produced hereunder and all marketing materials produced in connection therewith, including, but not limited to, the notice: "(c) Franklin Electronic Publishers, Inc. 1995. All rights reserved. Patent Pending."

8. End User License. Licensee agrees that each copy of the Franklin Software or a derivative thereof marketed by Licensee hereunder will be accompanied by a copy of Licensee's standard end user software license; provided, however, that the terms of such license will be drafted so as to apply to and include the Franklin Software and shall be at least as protective of the Franklin Software as the terms and conditions Licensee uses for


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

      its own software products.

9. Government Legend and Export Controls. The Franklin Software is commercial in nature and developed solely at private expense. The Franklin Software is delivered as commercial computer software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR2.101(a) and as such is provided with only such rights as are standard in a commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 2520227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Licensee will: (a) identify and license the Franklin Software or any derivative thereof developed by Licensee hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for Licensor the protection intended by this paragraph (U.S. Government Restricted Rights Legend). Licensor shall not export, directly or indirectly, any technical data or Franklin Software provided to Licensee under this License Agreement or the direct product of any such technical data or Franklin Software to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other government approval, without first obtaining such license or approval.

10. General. This License Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. This License Agreement is the complete understanding between the parties regarding the subject matter hereof and supersedes all prior agreements between the parties with


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

      respect to the subject matter hereof, provided, however, that, this License Agreement does not supersede the Asset Purchase Agreement. In the event of any inconsistency between this License Agreement and the Asset Purchase Agreement, the terms and conditions of this License Agreement will prevail on all matters applicable to interpretation, administration, and enforcement of this License Agreement. This License Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought. This License Agreement shall be governed by the applicable laws of the State of New Jersey and the United States of America.

11. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally against written receipt therefor or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when received by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii), addressed as follows:

If to Licensor, to:

      Franklin Electronic Publishers, Incorporated
      One Franklin Plaza
      Burlington, NJ 08016-4907
      Attention: Gregory J. Winsky
      Facsimile: (609) 387-2666
      Telephone: (609) 386-2500

With a copy to:

      Rosenman & Colin LLP
      575 Madison Avenue
      New York, New York 10022
      Attention: Edward H. Cohen, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8580

If to Licensee, to:

      Xircom, Inc.
      2300 Corporate Center Drive
      Thousand Oaks, CA 91320
      Attention: General Counsel
      Facsimile: (805) 375-8164
      Telephone: (805) 376-6910

With a copy to:

      Nordman, Cormany, Hair & Compton
      1000 Town Center Drive
      Sixth Floor
      Oxnard, CA 93030
      Attention: Christopher K. Kitasaki, Esq.
      Facsimile: (805) 988-9387
      Telephone: (805) 988-8358

or to such other address as such party may indicate by a notice delivered to the other parties.


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

Intending to be legally bound hereby, the parties hereto have executed this License Agreement on the dates set forth below.


                                    FRANKLIN ELECTRONIC PUBLISHERS, INC.

                                    By:   Gregory J. Winsky
                                          --------------------------------------
                                          Executive Vice President

                                    Date: 9/27/99
                                          --------------------------------------


                                    XIRCOM, INC.

                                    By:    R. Holliday
                                           -------------------------------------

                                    Title: Secretary and General Counsel
                                           -------------------------------------
                                           Authorized Representative

                                    Date:  Sept. 27, 1999
                                           -------------------------------------


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

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
              INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE
               OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT A

                               FRANKLIN TECHNOLOGY

A. Franklin Software

      1. Franklin Software to be licensed to Xircom (attachment dated 9/9/99 author paulb)

      2.    Proximity Product Description:

            a.    Spell Checker ("Speller") (attachment)

            b.    Proximity Scan (TM) ("Scan") (attachment)


B. [+]


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